Investment Agreement

               Made and entered into this 30 day of April, 1997

                                     Between

CHEMONOL Ltd.
Address:    Science Park Technion-Nesher,
            P O. Box 2l2, Nesher 36601, Israel

                                                                 (The "Company")

                                       and

EUROTECH Ltd.
Address:    1200 Prospect Street,
            Suite 425, La Jolla, California 92037, USA

                                                                (The "Investor")

WHEREAS the Company was formed according to the Founders Agreement Dated April 16, 1997, attached hereto as Exhibit A and was duly registered on _________________ under the laws of the State of Israel and,

WHEREAS the Company is engaged a Project for research and development of "products based on Nonisocyanate Polyurethane Compounds" as approved by the Chief Scientist of the Ministry of Industry and Trade (the "CSO") of exhibit B (the "Project"), and,

WHEREAS     the Investor is a company duly registered under the law of USA, and,

WHEREAS the Company desired to receive an equity investment of 60,000 USD, and,

WHEREAS the Investor desires to subscribe for ordinary shares of the Company and to make an equity investment in the Company, and,

WHEREAS the Investor has received all of the information requested by it regarding the Project, the Company and all factual and legal information related thereto,
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               NOW THEREFORE THE PARTIES HAVE AGREED AS FOLLOWS:

1.    The preamble and exhibits to this agreement forms an integral part hereof.

2.    Payment

      In exchange for the issuance to it of ordinary shares of the Company, the Investor shall invest in the Company a total amount of $ 60,000 (sixty thousand US dollars), in accordance with the following schedule:

      a)    $ 15,000 Shall be paid by the Investor no later than May 5, 1997.

      b) $ 15,000 Shall be paid by the Investor no later than November 1, 1997.

      c)    $ 15,000 Shall be paid by the Investor no later than May 1, 1998.

      d) $ 15,000 Shall be paid by the Investor no later than November 1, 1998.

      The said amounts will be transferred by the Investor from it's non-resident bank account in Israel to the Israeli bank account of the Company, or will be paid in N.I.S according to the representative rate of the bank of Israel of the payment date.

3.    Division of Shares and Issuance

      3.1 The Company's share capital at the time of the signing of this agreement consists of 30,000 authorized ordinary shares par value of
            0.01 N.I.S. each, of which 700 shares are issued as follows:

            a.    Dr. Leonid Shapovalov             500   ordinary shares

            b.    Technion Entrepreneurial
                  Incubator Co. Ltd.                200   ordinary shares

            The Company will issue 100 shares to the employees.

      3.2 100 shares shall be issued to the Investor upon the payment of the first installment and 100 shares will be issued to the Investor upon the payment of the third installment.

            Immediately following the issuance of the shares to the Investor, the Investor shall own 200 shares of the Company.

4.    Disclaimer

      THE COMPANY, ITS AFFILIATES AND ALL OTHER SHAREHOLDER AND DIRECTORS DISCLAIM ANY EXPRESS OR IMPLIED PROMISE, REPRESENTATION AND WARRANTY, (1) THAT ITS TECHNOLOGY, OR THE USE THEREOF AND/OR ANY KNOW-HOW AND/OR PRODUCTS INCORPORATED OR MANUFACTURED BY THE USE THEREOF, WILL BE FREE FROM CLAIMS OF PATENT INFRINGEMENT, INTERFERENCE OR UNLAWFUL USE OF PROPRIETARY INFORMATION OF ANY THIRD PARTY, AND (2) THE NOVELTY, ACCURACY, RELIABILITY, TECHNOLOGICAL OR COMMERCIAL VALUE, COMPREHENSIVENESS OR MERCHANTABILITY OF THE TECHNOLOGY, AND


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      (3) THE SUITABILITY OR FITNESS OF THE FOR TECHNOLOGY ANY PURPOSE
      WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE DESIGN, DEVELOPMENT, MANUFACTURE USE OR SALE OF PRODUCTS AND (4) ALL OTHER WARRANTIES OF WHATEVER NATURE, EXPRESS OR IMPLIED.

5.    Commercialization

      5.1 All patent rights whatsoever will continue to be the sole property of the Company, and/or any patent that may be the result of the project will be the sole property of the Company, and the Investor or any other shareholder will not have any rights to said property.

      5.2 The Parties realize that the budget approved by the CSO together with the investment herein provided for may not be sufficient to finish the Project and to commercialize it.

      5.3 The Investor agrees that it will not receive any rights other than its right as a shareholder in the Company in accordance with its Memorandum and Articles of Association.

6. The Company will do its utmost in the framework of its budget from the Chief Scientist, to develop the project and to commercialize it.

7. The Investor will be given the right to elect one member to the Board of Directors of the Company so long as the Investor hold at least 5% of the Company's shares.

8. Being recently formed the Company has no past fiancee and/or business history.

9.    Confidentiality and Non Compete

      9.1 The Investor agrees to hold in trust and maintain confidential and not to disclose to others without prior written approval by the Company, and not to use except for purpose of this agreement, any of the proprietary information of the Company. The Investor shall limit disclosure of the Company's confidential information to those of his employees on a need-to-know basis and will cause its employees to sign a confidentiality agreement.

      9.2 The Investor agrees not to compete and/or to assist others to compete, with the Company whether directly or indirectly for so long as the Investor is a shareholder and for 3 years thereafter.

10.   CSO

      The Investor is aware that the Company has obligations towards the CSO, and agrees to be bound by them and by all the provisions relevant to the shareholders according to the Founders Agreement dated April 16, 1997 (a copy of which is attached as


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      exhibit A) as if the Investor was a party to the said Agreement.

11.   Governing Law & Jurisdiction

      This agreement shall be interpreted in accordance with, and governed in all aspects by the laws of the state of Israel and the competent courts in Haifa, shall have the exclusive jurisdiction over all disputes arising between the parties with respect to this agreement, its implementation or interpretation.

12.   General

      12.1 TEIC may sell all or part of its shares in the Company to any person or entity without the need to offer the other shareholders a right of first refusal.

      12.2 Both parties agree that this agreement may be executed in several counterparts and all such counterparts together shall be deemed to be the original and will constitute but one and the same instrument. To remove any doubt, facsimile signature shall be deemed as an original for all purposes.

      12.3 The failure or delay of either party to require the performance of any term under this Agreement, or the waiver by either party of any breach under this Agreement, shall not prevent subsequent enforcement of such terms, nor be deemed a waiver of any subsequent or prolonged breach.

      12.4 Any notice sent by one party to the other by registered mail to the addresses heading the Agreement, or to addresses provided by one party to the other from time to time - will be deemed to have been delivered on the 6th business day after the day of mailing. Fax messages will be deemed to have been delivered one business day after transmission.

13.   13.1  Should the Company obtain during the next three years any additional equity investment from a third party, the Investor shall be offered to participate in such investment by subscribing to a number of shares that shall be necessary in order to allow the Investor to maintain its pro-rata share of the issued stock of the Company as it was prior to the new investment, at a price per share and terms equal to those agreed with the third party ("Participation Rights").

            Prior to the closing of such additional investment, the Company shall send to the Investor a written notice advising it of the number of shares, the price per share and all other terms and conditions under which the Investor may exercise its Participation Rights ("Notice of Allotment").



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      13.2  The Investor shall be entitled, within ten (10) days of receipt of the Notice of Allotment (the "Acceptance Period") to notify the Company of its desire to exercise its Participation Rights on the conditions stated in the Notice of Allotment.

      13.3 In the event that the Investor fails to give a written notice of its desire to exercise its Participation Rights according to section
            13.2 above, or, has the failed to make the payments on the dates specified in the Notice of Allotment, the Company shall be entitled, at its discretion to allot the shares that were offered to the Investor to any third party, at its discretion.

      13.4 Notwithstanding the terms of sections 13.1-13.3 above, the Company shall be exempt from fulfilling the requirements contained therein if the Investor express its agreement to such exemption in advance and in writing.

IN WITNESS WHEREOF THE PARTIES HAVE SIGNED


/s/ L. Shapovalov                         /s/ A. Trossman
-----------------------------             ---------------------------------
The Company                               The Investor



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Exhibit A -

Founders Agreement

Exhibit B -

The project for research and development of "products based on Nonisocyanate Polyurethane Compounds" as approved by the Chief Scientist of the Ministry of Industry and Trade.



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